VICTORY FUNDS
                                   EXHIBIT 16
                                  TOTAL RETURN
                                 INVESTOR SHARES

                          U.S. GOVERNMENT OBLIGATIONS
                                  MONEY MARKET


AGGREGATE TOTAL RETURN

                        T = (ERV/P) - 1

WHERE:                  T =     TOTAL RETURN

                        ERV  =  REDEEMABLE  VALUE  AT THE  END OF THE
                                PERIOD   OF   A   HYPOTHETICAL    $1,000
                                INVESTMENT  MADE AT THE BEGINNING OF THE
                                PERIOD.

                        P =     A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

EXAMPLE:

        SINCE INCEPTION:        (   01/08/97 TO          01/31/98):
                                (   1,055.4  /1,000) - 1 =  5.54%
        YEAR TO DATE:           (   12/31/97 TO          01/31/98):
                                (   1,004.34 /1,000) - 1 =  0.43%
        QUARTERLY:              (   10/31/97 TO          01/31/98):
                                (   1,012.99 /1,000) - 1 =  1.30%
        MONTHLY:                (   12/31/97 TO          01/31/98):
                                (   1,004.34 /1,000) - 1 =  0.43%


AVERAGE TOTAL RETURN

                        T = ((ERV/P)^(1/N)) - 1

WHERE:                  T =     TOTAL RETURN

                        ERV  =  REDEEMABLE  VALUE  AT THE  END OF THE
                                PERIOD   OF   A   HYPOTHETICAL    $1,000
                                INVESTMENT  MADE AT THE BEGINNING OF THE
                                PERIOD.

                        P =     A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

                        N =     NUMBER OF YEARS

EXAMPLE:

   SINCE INCEPTION:      (    01/08/97 TO 01/31/98):
                         ((   1,055.4  /1,000) ^(1/(     389/365)) -1) =  5.19%
   1 YEAR                (    01/31/97 TO 01/31/98):
                         ((   1,051.2  /1,000) ^(1/(     365/365)) -1) =  5.12%

                                  VICTORY FUNDS
                                   EXHIBIT 16
                           YIELD COMPUTATION SCHEDULE
                          U.S. GOVERNMENTT OBLIGATIONS
                                  MONEY MARKET



                                                         7 DAY YIELD CALCULATION
                                                         -----------------------
        Base period                                                  7 Days
        Beginning Account Balance - 1 share at $1.00               1.000000000
                                                                   -----------
        Dividend Declaration
                JANUARY 25                                         0.000136044
                JANUARY 26                                         0.000139307
                JANUARY 27                                         0.000139584
                JANUARY 28                                         0.000141423
                JANUARY 29                                         0.000140268
                JANUARY 30                                         0.000141151
                JANUARY 31                                         0.000141151

        Less: Deductions from Shareholders Accounts                0.000000000
                                                                   -----------
        Base period return                                         0.000978928
                                                                   -----------
        Ending Account Balance                                     1.000978928
        Less: Beginning Account Balance                            1.000000000
                                                                   -----------
        Difference                                                 0.000978928

        Base Period Return
             (Difference/Beginning Account Balance)                0.000978928

        Yield Quotation
             (Base Period Return * 365/Base Period)                      5.10%

        Effective Yield Quotation
             [(Base Period Return + 1)^365/Base Period] - 1              5.23%


The quotations were computed based on the seven days ending January 31, 1998.